Exhibit 99.2

Tumor HI EAP Patient Profiles

	Patient 1	Patient 2	Patient 3	Patient 4	Patient 5	Patient 6	Patient 7	Patient 8#	Patient 9
Gender (M/F) / Age (Years)	M / 55	F / 50	F / 50	F / 43	M / 74	M / 62	M / 74	M / 53	M / 24
Diagnosis	Metastatic Insulinoma	Metastatic Insulinoma	Neuroendocrine Carcinoma of the Cervix	Metastatic Insulinoma	Metastatic Insulinoma	Metastatic Insulinoma	Metastatic Insulinoma	Metastatic Proinsulinoma	Metastatic Insulinoma
# of Anti-hypoglycemic therapies at enrollment	4	3	3	4	4	3	5	2	4
Glucose Infusion Rate (GIR, mg/kg/min) at ersodetug initiation	6.0	7.0 (home TPN)	5.1	6.2	4.9	n/a (ambulatory)	5.6	Unknown amount	3.1
Ersodetug Dose Regimen (dose/frequency)	6-9 mg/kg every 1-4 weeks	6-9 mg/kg every 1-2 weeks	9 mg/kg, every 1-2 weeks	9-12 mg/kg every 1-2 weeks	9 mg/kg every 1-3 weeks	9 mg/kg every 1-2 weeks	6-9 mg/kg every 1-2 weeks	9 mg/kg every 1-2 weeks	9 mg/kg every 1-3 weeks
Percent Reduction in GIR by 8 weeks of Ersodetug treatment (duration of Phase 3 upLIFT study)	>50%, then 100% by 9 weeks	<50%	100%	100%	100%	n/a	100%	Unknown amount	100%
Time to IV Glucose discontinuation (days)	74	139 (achieved 50% reduction)	4	5	2	n/a	3	n/a	42
Length of Hospitalization prior to ersodetug (days)	28	n/a (ambulatory)	15	49	34	n/a (ambulatory)	4	Unknown duration	16
# of Hospitalized Days in the 30-day period following ersodetug initiation	30	0	7	8	8	0	16	30	1
Baseline ECOG *	3	2	3	3	3	1	1	3	1
ECOG, Month 3 on ersodetug	0	2	0	0	0	0	1	5	0
Total Duration of ersodetug therapy (months)	13	5	5	14	22 (ongoing)	18 (ongoing)	6	1.5	10
Overall Survival (months)	14	5	5	14	22 (living)	18 (living)	6	1.5	10

# Patient was critically ill when treatment commenced and died of sepsis prior to determination of whether there was a therapeutic effect

*Eastern Cooperative Oncology Group (ECOG) Performance Status is a standardized measure of functional status ranging from 0 (fully active) to 5 (death), with increasing scores indicating greater disability and reduced ability to perform daily activities